As filed with the Securities and Exchange Commission on February 9, 2016

Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIELDPOINT PETROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0811034 (I.R.S. Employer Identification No.)

609 Castle Road, #335
Austin, TX  78746
Telephone: (512) 250-8692
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Phillip Roberson, President
FieldPoint Petroleum Corporation
609 Castle Road,  #335
Austin, TX  78746
Telephone: (512) 250-8692
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Clifford L. Neuman P.C.

6800 N. 79th Street,  Suite 200

Niwot, CO  80503

Telephone:  (303) 449-2100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

i

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     [  ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    [  ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [  ]

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     [  ]

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     [  ]

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]	Non-Accelerated Filer [ ] (do not check if a smaller reporting company)	Smaller Reporting Company [ X ]

ii

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(3)	Amount of registration fee(4)

Common Stock, par value $0.01 per share	—	(2)	—

Warrants	—	(2)	—

Convertible Debt Securities	—	(2)	—

Debt Securities	—	(2)	—

Rights	—	(2)	—

Units	—	(2)	—

Total	$20,000,000	(2)	$2,014 (4)(5)

(1)

An indeterminate principal amount or number of the securities of each class identified above may be issued from time to time at indeterminate prices, with an aggregate initial offering price not to exceed $20,000,000.

(2)

Not specified as to each class of securities registered pursuant to General Instruction II. D. of Form S-3. The proposed maximum initial offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon conversion, exercise or settlement of, or exchange for, the securities registered hereunder and such indeterminate number of shares as may be issued from time to time as a result of share splits, share dividends or similar transactions.

(3)

Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(4)

The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or both, as more fully described herein. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $20,000,000, less the dollar amount of any registered securities previously issued.

(5)

Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933.

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

iii

The information in this prospectus is not complete and may be changed. FieldPoint Petroleum Corporation may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and FieldPoint Petroleum Corporation is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2016

PROSPECTUS

         FIELDPOINT PETROLEUM CORPORATION

$20,000,000

Common Stock
Warrants
Convertible Debt Securities
Debt Securities
Rights
Units

        FieldPoint Petroleum Corporation may offer and sell from time to time up to $20,000,000 of its shares of common stock, par value $0.01, warrants, convertible debt securities, debt securities, rights or units or any combination of these securities, in one or more transactions on terms to be determined at the time of sale.

        This prospectus provides you with a general description of the securities that we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, including the offering price of the securities. The supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus before you invest in our securities.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

        Our common stock is traded on the NYSE MKT under the symbol "FPP.” On February 1, 2016, the closing price for our common stock on the NYSE MKT was $0.42 per share.  As of February 1, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $2,265,285, which was calculated based on 5,393,535 shares of outstanding common stock held by non-affiliates and on a price per share of $0.42, the closing price of our common stock on NYSE MKT on February 1, 2016.  Pursuant to General Instruction I.B.6 of

Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

        This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

         Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 10 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2016

        As used in this prospectus, the terms "FieldPoint Petroleum Corporation," “FieldPoint”, "we," "our," "ours" and "us" may, depending on the context, refer to FieldPoint Petroleum Corporation.

        References in this prospectus to "$" are to United States dollars.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC, using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000.

        The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov , or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information”.

        This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 14, 2015;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed with the SEC on November 16, 2015; , and,

•

our Current Reports on Form 8-K, filed with the SEC on November 19, 2015 and December 16, 2015.

        In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings, at no cost, by writing or calling Phillip Roberson, President, FieldPoint Petroleum Corporation, 609 Castle Road, #335, Austin, TX  78746,  Telephone: (512) 250-8692 or by contacting the SEC as described above.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this Form S-3 constitute “forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act and Section 27A of the Exchange Act and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, included in this Form S-3 that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including such matters as oil and natural gas reserves, future drilling and operations, future production of oil and natural gas, future net cash flows, future capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and natural gas prices, the Company’s drilling and acquisition results, the Company’s ability to replace reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy and other factors referenced in this prospectus.

        Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading "Risk Factors" in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2014.

        For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

·	adverse economic conditions in the United States and globally;

·	difficult and adverse conditions in the domestic and global capital and credit markets;

·	changes in domestic and global demand for oil and natural gas;

·	volatility in the prices we receive for our oil and natural gas;

·	operational constraints and potential mechanical failure at production facilities, processing plants or pipelines;

·	the availability of sufficient pipeline and transportation facilities;

·	the effects of government regulation, permitting and other legal requirements;

·	future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities;

·	uncertainties about the estimates of our oil and natural gas reserves;

·	our ability to increase our production and oil and natural gas income through exploration and development;

·	our ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

·	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

·	drilling and operating risks;

·	the availability of equipment, such as drilling rigs and gathering and transportation pipelines;

·	changes in our drilling plans and related budgets; and

·	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

        In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

        Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

OUR BUSINESS

     FieldPoint Petroleum Corporation, a Colorado corporation (the “Company”), was formed on March 11, 1980, to acquire and enhance mature oil and natural gas field production in the mid-continent and the Rocky Mountain regions. Since 1980, the Company had engaged in oil and natural gas operations and, in 1986, divested all oil and natural gas assets and operations.  From December 1986, until its reverse acquisition on December 31, 1997, the Company had not engaged in oil and natural gas operations.

     As of December 31, 2015, the Company had varying ownership interest in 476 gross productive wells (93.28 net) located in five states, including Texas, New Mexico, Oklahoma, Wyoming and Louisiana.  The Company operates 13 of the 476 wells; the other wells are operated by independent operators under contracts that are standard in the industry.  It is a primary objective of the Company to operate some of the oil and natural gas properties in which it has an economic interest, and the Company will also partner with larger oil and natural gas companies to operate certain oil and natural gas properties in which the Company has an economic interest.  The Company believes, with the responsibility and authority as operator, it is in a better position to control cost, safety, and timeliness of work as well as other critical factors affecting the economics of a well.

RISK FACTORS

      Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our subsequent filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

DILUTION

     The net tangible book value of the Company at September 30, 2015 was $10,857,152, or $1.22 per share, based upon 8,880,101 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets).

     If any securities in the form of common stock or securities convertible into or exercisable to purchase common stock (collectively “Common Stock and Common Stock Equivalents”) are sold under this prospectus, the number of common shares outstanding will increase and the Company's net tangible book value will increase. The sale of any Common Stock or Common Stock Equivalents at a price per share which is greater than the Company's net tangible book value per share will increase the net tangible book value per share of shares held by the then current shareholders and decrease the net tangible book value per share of the shares purchased pursuant to the sale of securities under this prospectus. Dilution is the reduction of value of the purchaser's investment measured by the difference between the effective price per share of Common Stock or Common Stock Equivalent sold under this prospectus and the net tangible book value per share after the Offering. The dilution per share will decrease with the sale of additional securities under this prospectus because the proceeds from each such sale will increase the Company's net tangible book value.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including, without limitation, working capital, crude oil and natural gas exploration, development and production and other business opportunities, the acquisition, exploration and development of additional companies, properties or interests. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest-bearing securities.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

         Each debt security, share of common stock or warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

       We expect to issue debt securities in book-entry form only. We may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

      As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

      For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

       Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

      For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

      When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

       If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

·	how it handles securities payments and notices;

·	whether it imposes fees or charges;

·	how it would handle a request for the holders' consent, if ever required;

·	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

·	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

·	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

 What is a Global Security?

        A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

        Each series of these securities will have one or more of the following as the depositaries:

·	The Depository Trust Company, New York, New York, which is known as “DTC”;

·	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

·	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

·	any other clearing system or financial institution named in the applicable prospectus supplement.

       The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

       A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

       A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

      If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

·

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

·

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

·	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

·

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

·

The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

·

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

·

Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

PLAN OF DISTRIBUTION

        We may sell the securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute such securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our securities, including:

•the offeror of the securities;

•the terms of the securities to which the prospectus supplement relates;

•the name or names of any underwriters;

•the purchase price of the securities (if then known) and the proceeds to be received from the sale;

•any underwriting discounts and other items constituting underwriters' compensation; and

•any discounts or concessions allowed or reallowed or paid to dealers.

       The securities offered by us may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

         We may sell and distribute securities offered by this prospectus in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act.

         We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.

          If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

          If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

        Securities may be sold directly by us or through agents or underwriters designated by us from time to time. We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

THE SECURITIES THAT WE MAY OFFER

          We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:

shares of our common stock;

warrants to purchase shares of our common stock;

units consisting of shares of our common stock, and/or warrants in any combination;

debt securities and/or convertible debt securities; and

rights

The common stock, the warrants, the debt and convertible debt securities, the rights and the units collectively are referred to in this prospectus as the “securities”.

          We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 75,000,000 shares of $.01 par value common stock.  As of January 20, 2016, 9,807,101 shares were issued and 8,880,101 shares were outstanding.  As of January 20, 2016,  7,177,010 shares of common stock were reserved for issuance under outstanding warrants.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

        Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

        In the event of any liquidation, dissolution or winding up of FieldPoint Petroleum Corporation, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

        Our common stock is not redeemable or convertible.

Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, the initial offering price and market prices relating to the shares.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation, and our bylaws because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Stock Transfer Agent and Registrar

        Computershare Trust Company, Inc., in Golden, Colorado is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

          We may offer and sell warrants to purchase shares of our common stock. The warrants may be issued independently or as a part of units consisting of shares of our common stock and warrants to purchase additional shares of our common stock. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

          The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

          The prospectus supplement will describe the following terms of warrants to purchase our common stock, to the extent applicable:

•	the title of the warrants;

•	the common stock for which the warrants are exercisable;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock that may be purchased upon the exercise of each warrant;

•	whether the warrants are being offered separately or as a part of units consisting of shares of our common stock and warrants to purchase additional shares of our common stock;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

•

the terms of any adjustments in the warrant exercise price and the number of shares of common stock  purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock  or a stock split, reverse stock split, combination, subdivision or reclassification of common stock;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.

          Holders of warrants to purchase common stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

          Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

 DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities and convertible debt securities that we may offer from time to time. When we offer to sell a particular series of debt securities or convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security or convertible debt security that you purchase. As of the date of this prospectus, we have no outstanding registered debt securities.

        The debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Any such indenture entered into by us will be governed by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). Unless otherwise specified in a supplement to this prospectus, the debt securities or convertible debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

        The terms of each series of debt securities or convertible debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities or convertible debt securities will be described in a prospectus supplement relating to such series.

        The indenture does not limit the amount of debt securities or convertible debt securities that we may issue under the indenture. The debt securities or convertible debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities or convertible debt securities being offered the aggregate principal amount, prices and terms of the securities. These terms may include:

• the title of the debt securities;

• the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

• any limit on the aggregate principal amount of the debt securities;

• the date or dates on which we will pay the principal on the debt securities;

• the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

• the place or places where principal, premium and interest payments may be made on the debt securities;

• the currency or currencies in which the debt securities are issued and payable;

• the conversion or exchange provisions applicable to the debt securities;

• any mandatory or optional redemption provisions applicable to the debt securities;

• any sinking fund or analogous provisions applicable to the debt securities;

• the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

• whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

• the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

• any provisions relating to any security provided for in the debt securities;

• any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

• the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and,

• any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

        We may issue debt securities or convertible debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

        If we denominate the purchase price of any of the debt securities or convertible debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities or convertible debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities or convertible debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        Each debt security or convertible debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we refer to any debt security or convertible debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Book-Entry Debt Securities" below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

        Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. FieldPoint Petroleum, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change in Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

        Consolidation, Merger and Sale of Assets.     We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

• we are the surviving corporation, or the surviving entity (if other than FieldPoint Petroleum, Inc.) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

• immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and,

• certain other conditions are met.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

• default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

• default in the payment of principal of any debt security of that series when due and payable;

• an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

• certain events of bankruptcy, insolvency or reorganization of our company; and

• any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under other indebtedness in existence from time to time, including bank debt, if any. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

• that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and,

• the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security's right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        FieldPoint Petroleum and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of each holder of each series of affected debt security then outstanding:

• reduce the amount of debt securities whose holders must consent to an amendment or waiver;

• reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

• reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

• reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

• make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

• reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

• make any change to the provisions of the indenture relating to the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment after such debt security has become due and to waivers or amendments; or,

• waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

        Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Covenant Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

• we may omit to comply with the covenant described above under the heading "Covenants" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

• any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series.

        The conditions include:

• depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

• delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        For purposes of this discussion, "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

• direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

• obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

        We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of debt securities or common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•

the date of determining the shareholders entitled to the rights distribution;

•

the number of rights issued or to be issued to each shareholder;

•

the exercise price payable for each share of debt securities, common stock or other securities upon the exercise of the rights;

•

the number and terms of the shares of debt securities, common stock or other securities which may be purchased per each right;

•

the extent to which the rights are transferable;

•

the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

•

the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and,

•

any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•

the designation and terms of the units and the securities included in the units;

•

the description of the terms of any unit agreement governing the units;

•

any provision for the issuance, payment, settlement, transfer or exchange of the units;

•

the date, if any, on and after which the units may be transferable separately;

•

whether we will apply to have the units traded on a securities exchange or securities quotation system;

•

any material United States federal income tax consequences; and

•

how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Clifford L. Neuman, PC., Niwot, Colorado.

 EXPERTS

        Our audited consolidated financial statements as of December 31, 2014 and for the years ended December 31, 2014 and 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Hein & Associates LLP, an independent registered public accounting firm. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Hein & Associates LLP as experts in accounting and auditing.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FIELDPOINT PETROLEUM CORPORATION

$20,000,000

COMMON STOCK
WARRANTS
CONVERTIBLE DEBT SECURITIES
DEBT SECURITIES
RIGHTS
UNITS

PROSPECTUS

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts reflected in the table below are estimates except the SEC registration fee.

SEC Registration Fee		$2,014.00

NYSE MKT Listing Fee	$		**

Legal Fees and Expenses		$15,000.00	*

Accountants' Fees and Expenses		$5,000.00	*

Printing Fees		$5,000.00	*

Miscellaneous Expenses		$5,000.00	*

Total		$32,014.00	*

*  Estimated.

**The listing fees are based upon the principal amount of securities listed, if any, and are therefore not currently determinable.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Articles of Incorporation provide that we shall indemnify, to the fullest extent permitted by Colorado law, any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.  At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act.  Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•	any breach of the duty of loyalty to us or our stockholders,

•	acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

•	dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

•	violations of certain laws, or

•	any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

ITEM 16.    EXHIBITS.

Exhibit No.	Description of Exhibit
5.1	Opinion of Clifford L. Neuman, P.C.
23.0	Consent of Hein & Associates LLP
23.1	Consent of Clifford L. Neuman, P.C. (included in Exhibit 5.1)
99.1	Form of Common Stock Certificate
99.2	Form of Warrant Agreement (with Form of Warrant Certificate)
99.3	Form of Unit Certificate

ITEM 17.    UNDERTAKINGS.

(a)

We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided , however , that...

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

…..

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

...

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)

The undersigned registrant hereby undertakes that:

(1)

 For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on February 9, 2016.

FIELDPOINT PETROLEUM CORPORATION By: /s/ Phillip Roberson Phillip Roberson, President

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Phillip Roberson, his/her true and lawful attorney-in-fact and agent with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President and	February 9, 2016
/s/ Phillip Roberson Phillip Roberson	Chief Operating Officer; Chief Financial Officer (Principal Accounting Officer)

/s/ Roger D. Bryant_____ Roger D. Bryant	Executive Chairman (Principal Executive Officer)	February 9, 2016

/s/ Dan Robinson_____	Director	February 9, 2016
Dan Robinson

/s/ Karl W. Reimers___	Director	February 9, 2016
Karl W. Reimers

/s/ Nancy Stephenson	Director	February 9, 2016
Nancy Stephenson